Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-258807) of Synaptogenix, Inc. (the “Company”) of our report dated March 29, 2022, relating to our audits of the financial statements as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021 which appear in this Form 10-K.

/s/ Friedman LLP

March 29, 2022

East Hanover, New Jersey